EXHIBIT 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas (949) 231-3061	Thomas Schiller (949) 231-4700

Skyworks Grows Third Quarter Fiscal 2004 Revenues 38 Percent Year
-Over-Year and 13 Percent Sequentially to a Record $207 Million

Expands Gross Margins and Achieves Record Operating Income;
Sequentially Doubles Pro Forma EPS to $0.10;
Exceeds Consensus Estimates by $0.03 and Raises Fiscal Q4 Outlook

WOBURN, Mass., July 21, 2004 – Skyworks Solutions, Inc. (Nasdaq: SWKS), the industry’s leading wireless semiconductor company focused on radio frequency (RF) and complete cellular system solutions for mobile communications applications, today announced record revenues of $207.4 million versus guidance of $192.6 million for the third fiscal quarter ended July 2, 2004, up 13 percent sequentially from $183.5 million in the second fiscal quarter. Year-over-year, revenues for the quarter were up 38 percent from $150.2 million.

        On a pro forma basis, excluding amortization of intangible assets and special items, operating income for the third fiscal quarter was $18.6 million, up 41 percent sequentially and up from $0.2 million during the same period a year ago. GAAP operating income for the third fiscal quarter was $17.8 million, up from a loss of $4.4 million during the prior quarter and versus a loss of $1.1 million a year ago. Third fiscal quarter pro forma diluted earnings per share was $0.10, up 100 percent sequentially and $0.03 better than First Call consensus estimates. GAAP earnings per share was $0.08.

        “The market’s acceptance of our newest wireless products along with the successful ramps of several key programs drove our strong third fiscal quarter performance. In particular, we gained market share across virtually all major product segments, delivered operating leverage, achieved record bottom line results and strengthened our balance sheet,” said David J. Aldrich, Skyworks’ president and chief executive officer. “Consistent with the strategy developed at the formation of Skyworks, we are effectively leveraging our analog, mixed signal and digital integration competencies, simplifying customers’ system architectures and capturing a higher degree of semiconductor and software content. Looking to the future, design win traction for our portfolio of highly integrated EDGE, 3G WCDMA / UMTS semiconductor solutions is positioning us to outpace the wireless market growth rate and deliver a strong second half of 2004 and beyond.”

Financial Highlights

o	Grew revenue 13 percent sequentially and 38 percent year-over-year to an all-time high

o	Expanded pro forma gross margins by 70 basis points sequentially to 39 percent

o	Delivered record operating income, net income and EPS

o	Generated $18 million in cash flow from operations

o	Converted $45 million in long-term debt in an accretive transaction

Product Highlights

Front-End Modules

o	Gained PA module market share with unit volume up over 75 percent year-over-year

o	Secured a key fully integrated transmit module design win in support of a tier one handset OEM's WCDMA / UMTS platform

Radio Solutions

o	Captured a Helios (TM) EDGE radio system design win at a large Korean handset OEM

o	Scored Quanta Computer Inc. as a key Helios EDGE customer

Cellular Systems

o	Commenced volume production at Sanyo, one of Japan's fastest growing handset OEMs and a leading consumer brand

o	Launched complete solutions at Lenovo, a division of Legend, the largest high technology enterprise in China

Infrastructure and Wireless Data Products

o	Ramped EDGE and 3G linear base station components driven by service provider deployments throughout North America, Europe, China and India

o	Introduced PA Plus (TM) , a highly efficient short range wireless power amplifier with on-board filtering

Fourth Fiscal Quarter 2004 Outlook

        “Continued market share gains led by our portfolio of next generation front-end modules and Helios™ EDGE radios coupled with ramps at several new cellular systems customers are contributing to strong visibility. Accordingly, we are forecasting our top line to grow approximately 5 percent sequentially in the September quarter,” said Allan M. Kline, Skyworks’ vice president and chief financial officer. “Operationally, we once again anticipate that gross margins will expand with operating expenses declining as a percentage of sales. In turn, we intend to improve operating profitability by 15 percent sequentially.”

Skyworks’ Third Quarter Conference Call

        Skyworks will host a conference call at 5:00 p.m. Eastern Time today to discuss third quarter FY04 results. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ website at www.skyworksinc.com. To listen to the conference call via telephone, please call (800) 946-0720 (domestic) or (719) 457-2646 (international), security code: Skyworks.

        Playback of the conference call will begin at 9:00 p.m. ET today and end at 9:00 p.m. ET on July 28, 2004. The replay will be available on Skyworks’ website or by calling (888) 203-1112 (domestic) or (719) 457-0820 (international); access code: 217637#.

About Skyworks

        Skyworks Solutions, Inc. is the industry’s leading wireless semiconductor company focused on RF and complete cellular system solutions for mobile communications applications. The company provides front-end modules, RF subsystems and cellular systems to handset, WLAN and infrastructure customers.

        Skyworks is headquartered in Woburn, Mass., with executive offices in Irvine, Calif. The company has design, engineering, manufacturing, marketing, sales and service facilities throughout North America, Europe, Japan, China, Korea, Taiwan and India. For more information please visit www.skyworksinc.com.

Safe Harbor Statement

        This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

        These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; the ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the ability to compete with products and prices in an intensely competitive industry; product obsolescence; losses or curtailments of purchases from key customers or the timing of customer inventory adjustments; the timing of new product introductions; the availability and extent of utilization of raw materials, critical manufacturing equipment and manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; the ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; economic, social and political conditions in the countries in which Skyworks, its customers or its suppliers operate, including health and security risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company’s Securities and Exchange Commission filings.

        These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SKYWORKS SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	Three Months Ended
(in thousands, except per share data)	Pro Forma July 2, 2004	Pro Forma Adjustments	GAAP July 2, 2004	GAAP June 27, 2003
Net revenues	$207,377	$--	$207,377	$150,199
Cost of goods sold	126,528	--	126,528	94,121

Gross profit	80,849	--	80,849	56,078
Operating expenses:
Research and development	36,964	--	36,964	36,428
Selling, general and administrative	25,306	--	25,306	19,711
Amortization of intangible assets	--	768	768	1,075

Operating income (loss)	18,579	(768)	17,811	(1,136)

Interest expense	(3,609)	--	(3,609)	(5,069)
Other income, net	395	--	395	282

Income (loss) before income taxes	15,365	(768)	14,597	(5,923)
Provision for income taxes	583	984 [a]	1,567	263

Net income (loss)	$14,782	$(1,752)	$13,030	$(6,186)

Net income (loss) per share, basic	$0.10		$0.09	$(0.04)

Net income (loss) per share, diluted	$0.10		$0.08	$(0.04)

Weighted average shares, basic	153,062		153,062	138,729

Weighted average shares, diluted	155,274		155,274	138,729

[a]     Represents a non-cash tax charge related to utilization of pre-merger deferred tax assets.

Although the pro forma presentation is not intended to present results of operations in accordance with GAAP, the Company believes this information is useful in understanding the results of operations. Therefore, Skyworks provides this supplemental information to enable investors to perform additional comparisons of operating results and as a means to provide additional insight into the Company’s ongoing operations.

(unaudited)	Nine Months Ended
(in thousands, except per share data)	Pro Forma July 2, 2004	Pro Forma Adjustments	GAAP July 2, 2004	GAAP June 27, 2003
Net revenues	$565,956	$--	$565,956	$467,757
Cost of goods sold	348,089	974 [a]	349,063	283,040

Gross profit	217,867	(974)	216,893	184,717
Operating expenses:
Research and development	109,650	--	109,650	113,838
Selling, general and administrative	65,364	--	65,364	63,198
Amortization of intangible assets	--	2,306	2,306	3,310
Impairment and restructuring [a]	--	15,759	15,759	--

Operating income (loss)	42,853	(19,039)	23,814	4,371

Interest expense	(14,386)	--	(14,386)	(15,850)
Other income, net	1,151	--	1,151	1,731

Income (loss) before income taxes	29,618	(19,039)	10,579	(9,748)
Provision for income taxes	1,814	984 [b]	2,798	1,602

Income (loss) before cumulative effect of change in accounting principle	$27,804	$(20,023)	$7,781	$(11,350)
Cumulative effect of change in accounting principle [c]	--	--	--	$(397,139)

Net income (loss)	$27,804	$(20,023)	$7,781	$(408,489)

Loss per share before cumulative effect of change in accounting principle, basic				$(0.08)

Cumulative effect of change in accounting principle, basic and diluted [c]				$(2.87)
Net income (loss) per share, basic	$0.18		$0.05	$(2.95)

Net income (loss) per share, diluted	$0.18		$0.05	$(2.95)

Weighted average shares, basic	150,414		150,414	138,255

Weighted average shares, diluted	152,854		152,854	138,255

[a]     Impairment and restructuring charges consist primarily of a write-down of legacy technology licenses related to the Company's cellular systems business and certain costs incurred to implement facility consolidations.

[b]    Represents a non-cash tax charge related to utilization of pre-merger deferred tax assets.

[c]    The Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" during fiscal 2003. As a result of the adoption of SFAS No. 142, the Company was required to evaluate for impairment goodwill and intangible assets that have indefinite lives. Based on this evaluation, the Company determined that its goodwill was impaired. The amount of this impairment charge was $397.1 million.

SKYWORKS SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS

(unaudited) (in thousands)	July 2, 2004	Oct 3, 2003
Assets
Current assets:
Cash, cash equivalents and short-term investments	$202,199	$170,806
Accounts receivable, net	156,530	144,267
Inventories, net	86,965	58,168
Prepaid expenses and other current assets	10,140	12,854
Property, plant and equipment, net	142,981	127,765
Goodwill and intangible assets, net	524,973	527,695
Other assets	37,881	49,113

Total assets	$1,161,669	$1,090,668

Liabilities and Equity
Current liabilities:
Short-term debt	$50,000	$41,681
Accounts payable	88,521	50,369
Accrued liabilities and other current liabilities	53,697	44,766
Long-term debt	230,000	275,000
Other long-term liabilities	5,961	5,677
Stockholders' equity	733,490	673,175

Total liabilities and equity	$1,161,669	$1,090,668

SKYWORKS SOLUTIONS, INC.
SUPPLEMENTAL INFORMATION FOR COMPARATIVE PURPOSES

(unaudited)	Three Months Ended
(in thousands, except per share data)	Pro Forma April 2, 2004	Pro Forma Adjustments		GAAP April 2, 2004
Net revenues	$183,471	$--		$183,471
Cost of goods sold	113,193	974	[a]	114,167

Gross profit	70,278	--		69,304
Operating expenses	57,146			57,146
Amortization of intangible assets	--	769		769
Impairment and restructuring [a]	--	15,759		15,759

Operating income (loss)	13,132	(17,502)		(4,370)
Interest expense and other, net	(5,100)	--		(5,100)
Provision (credit) for income taxes	431	(480	) [b]	(49)

Net loss	$7,601	$(17,022)		$(9,421)

Net loss per share, basic and diluted	$(0.05)			(0.06)

[a]     Impairment and restructuring charges consist primarily of a write-down of legacy technology licenses related to the Company's cellular systems business and certain costs incurred to implement facility consolidations.

[b]    Represents the reversal of the non-cash tax charge related to the utilization of pre-merger deferred tax assets recorded in the first quarter of fiscal 2004.

(unaudited)	Three Months Ended
(in thousands, except per share data)	Pro Forma June 27, 2003	Pro Forma Adjustments	GAAP June 27, 2003
Net revenues	$150,199	$--	$150,199
Cost of goods sold	94,121	--	94,121

Gross profit	56,078	--	56,078
Operating expenses	55,843	296 [c]	56,139
Amortization of intangible assets	--	1,075	1,075

Operating income (loss)	235	(1,371)	(1,136)
Interest expense and other, net	(4,787)	--	(4,787)
Provision for income taxes	263	--	263

Net loss	$(4,815)	$(1,371)	$(6,186)

Net loss per share, basic and diluted	$(0.03)		(0.04)

[c]     Represents certain costs to implement consolidations.

Although the pro forma presentation is not intended to present results of operations in accordance with GAAP, the Company believes this information is useful in understanding the results of operations. Therefore, Skyworks provides this supplemental information to enable investors to perform additional comparisons of operating results and as a means to provide additional insight into the Company’s ongoing operations.